As filed with the Securities and Exchange Commission on December 10, 1999
                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------
                                    Form S-8

                             Registration Statement

                                      under

                           the Securities Act of 1933

                               CREE RESEARCH, INC.
             (Exact name of registrant as specified in its charter)

     North Carolina                                     56-1572719
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                     Identification No.)

     4600 Silicon Drive
     Durham, North Carolina                             27703
     (Address of Principal Executive Offices)           (Zip Code)

                               CREE RESEARCH, INC.
                  AMENDED AND RESTATED EQUITY COMPENSATION PLAN
                            (AS AMENDED AND RESTATED)
                            (Full title of the plan)

                            F. Neal Hunter, Chairman
                               Cree Research, Inc.
                               4600 Silicon Drive
                          Durham, North Carolina 27703
                     (Name and address of agent for service)

                                 (919) 313-5300
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Gerald F. Roach, Esq.
          SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                         2500 First Union Capitol Center
                          Raleigh, North Carolina 27601
                                 (919) 821-1220

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                      Proposed        Proposed
      Title of                         maximum         maximum        Amount of
     securities       Amount to    offering price     aggregate     registration
  to be registered  be registered     per share    offering price       fee
--------------------------------------------------------------------------------

Common Stock,       4,800,000 (1)    $64.75 (2)   $310,800,000 (2)   $82,051.20
$0.0025 par value     shares
--------------------------------------------------------------------------------

  (1) Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the plan.

  (2) This price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and (h), shares that may be the subject of the Plan are deemed to be offered at $64.75 per share, the average of the high and low prices for the Registrant's Common Stock on December 3, 1999 in the Nasdaq National Market System.

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

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 4,800,000 shares of the Common Stock of Cree Research, Inc. (the "Company") under the Cree Research, Inc. Amended and Restated Equity Compensation Plan (the "Plan"). An aggregate of 2,080,000 shares were previously registered for issuance under the Plan on Form S-8 Registration Statement No. 33-98956, filed with the U.S. Securities and Exchange Commission (the "Commission") on or about November 3, 1995. Pursuant to General Instruction E, the contents of the Company's Form S-8 Registration Statement referenced above are hereby incorporated herein by reference.

Item 3. Incorporation of Documents by Reference

      The following documents have been filed with the Commission and are incorporated herein by reference:

     a)   The  Company's  Annual Report on Form 10-K for the year ended June 27,
          1999.

     b) The Company's Quarterly Report on Form 10-Q for the period ended September 26, 1999.

     c)   The Company's Current Report on Form 8-K dated July 13, 1999.

     d) The description of the Company's common stock contained in its registration statement on Form 8-A filed with the Commission under
          Section 12 of the Securities Exchange Act of 1934.

      All documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits

      The following exhibits are filed as a part of this Registration Statement:

Exhibit
Number     Description of Exhibit
-------    ----------------------
4.01(1)    Amended and Restated Articles of Incorporation
4.02(1)    Amended and Restated Bylaws
5          Legal opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
           Jernigan, LLP
23.1       Consent of Ernst & Young LLP
23.2       Consent of PricewaterhouseCoopers LLP
23.3 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP (Included in Exhibit 5)
24         Power of Attorney (Contained on signature page).

----------------------
(1) Exhibit to the Company's Annual Report on Form 10-K for the year ended June 27, 1999 as filed with the Commission and incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on December 10, 1999.

                                    CREE RESEARCH, INC.

                                    By:   /s/  F. NEAL HUNTER
                                        ---------------------------------------
                                        F. Neal Hunter
                                        Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F. Neal Hunter and Cynthia B. Merrell and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on December 10, 1999 in the capacities indicated.

               Signature                                  Title

   /s/  F. NEAL HUNTER                   Chairman and Chief Executive Officer
-----------------------------------
F. Neal Hunter

   /s/  CYNTHIA B. MERRELL               Chief Financial Officer and Treasurer
-----------------------------------      (Chief Accounting and Financial
Cynthia B. Merrell                       Officer)

   /s/  CALVIN H. CARTER, JR.            Director
-----------------------------------
Calvin H. Carter, Jr., Ph.D.

   /s/  JAMES E. DYKES                   Director
-----------------------------------
James E. Dykes

                                         Director
-----------------------------------
Michael W. Haley

   /s/  WALTER L. ROBB                   Director
-----------------------------------
Walter L. Robb, Ph.D.

   /s/  DOLPH W. VON ARX                 Director
-----------------------------------
Dolph W. Von Arx

                                         Director
-----------------------------------
John W. Palmour, Ph.D.

                                  EXHIBIT INDEX

Exhibit
Number     Description of Exhibit
-------    ----------------------
4.01(1)    Amended and Restated Articles of Incorporation
4.02(1)    Amended and Restated Bylaws
5          Legal opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
           Jernigan, LLP
23.1       Consent of Ernst & Young LLP
23.2       Consent of PricewaterhouseCoopers LLP
23.3 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP (Included in Exhibit 5)
24         Power of Attorney (Contained on signature page).

---------------------------
(1) Exhibit to the Company's Annual Report on Form 10-K for the year ended June 27, 1999 as filed with the Commission and incorporated herein by reference.